EXHIBIT 8

LIST OF SUBSIDIARIES

Set forth below is a chart indicating the individual companies within the Group and the Group’s participation (direct and indirect) in each company at December 31, 2011.

Primary Operating Area	Country of incorporation	Direct	Indirect	Total
Corporate & Investment Banking
Ethniki Leasing S.A.	Greece	93.33%	6.67%	100.00%
Ethniki Factors S.A.	Greece	100.00%	—	100.00%
Titlos Plc(1)	UK	—	—	—
Retail Banking
Revolver APC Limited(1)	UK	—	—	—
Revolver 2008-1 PLC(1)	UK	—	—	—
Spiti PLC(1)	UK	—	—	—
Autokinito PLC(1)	UK	—	—	—
Agorazo PLC(1)	UK	—	—	—
Turkish Operations
Finansbank A.S.	Turkey	77.23%	17.58%	94.81%
Finans Leasing A.S.	Turkey	29.87%	61.03%	90.90%
Finans Invest A.S.	Turkey	0.20%	94.58%	94.78%
Finans Portfolio Management A.S.	Turkey	0.01%	94.78%	94.79%
Finans Investment Trust A.S.	Turkey	5.30%	46.80%	52.10%
IB Tech A.S.	Turkey	—	94.72%	94.72%
Finans Consumer Finance A.S.	Turkey	—	94.81%	94.81%
Finans Factoring A.S.	Turkey	—	94.81%	94.81%
NBG (Malta) Holdings Ltd	Malta	—	100.00%	100.00%
NBG Bank Malta Ltd	Malta	—	100.00%	100.00%
International
The South African Bank of Athens Ltd	South Africa	94.36%	5.35%	99.71%
National Bank of Greece (Cyprus) Ltd.	Cyprus	100.00%	—	100.00%
National Securities Co (Cyprus) Ltd	Cyprus	—	100.00%	100.00%
NBG Management Services Ltd	Cyprus	100.00%	—	100.00%
Stopanska Banka A.D. (Skopje)	FYROM	94.64%	—	94.64%
United Bulgarian Bank AD—Sofia (UBB)	Bulgaria	99.91%	—	99.91%
UBB Asset Management Inc.	Bulgaria	—	99.92%	99.92%
UBB Insurance Broker A.D.	Bulgaria	—	99.93%	99.93%
UBB Factoring E.O.O.D.	Bulgaria	—	99.91%	99.91%
Interlease E.A.D.	Bulgaria	100.00%	—	100.00%
Interlease Auto E.A.D.	Bulgaria	—	100.00%	100.00%
Banca Romaneasca S.A.	Romania	89.07%	—	89.07%
NBG Leasing IFN S.A.	Romania	100.00%	—	100.00%
NBG Factoring Romania IFN S.A.	Romania	—	89.18%	89.18%
Vojvodjanska Banka a.d. Novi Sad	Serbia	100.00%	—	100.00%
NBG Leasing d.o.o. Belgrade	Serbia	100.00%	—	100.00%
NBG Services d.o.o. Belgrade	Serbia	—	100.00%	100.00%
Global Markets & Asset Management
National Securities S.A.	Greece	100.00%	—	100.00%
NBG Asset Management Mutual Funds S.A.	Greece	81.00%	19.00%	100.00%
NBG Greek Fund Ltd.	Cyprus	100.00%	—	100.00%
NBG Finance Plc	UK	100.00%	—	100.00%
NBG Finance (Dollar) Plc	UK	100.00%	—	100.00%

Primary Operating Area	Country of incorporation	Direct	Indirect	Total
NBG Finance (Sterling) Plc	UK	100.00%	—	100.00%
NBG International Ltd	UK	100.00%	—	100.00%
NBGI Private Equity Ltd	UK	—	100.00%	100.00%
NBGI Private Equity S.A.S	France	—	100.00%	100.00%
NBG Securities Romania S.A. (formerly ETEBA Romania S.A.)	Romania	100.00%	—	100.00%
NBG Asset Management Luxembourg S.A.	Luxemburg	94.67%	5.33%	100.00%
NBGI Private Equity Funds	UK	—	100.00%	100.00%
CPT Investments Ltd	Cayman Islands	100.00%	—	100.00%
Insurance
NBG Bancassurance S.A.	Greece	99.70%	0.30%	100.00%
Ethniki Hellenic General Insurance S.A.	Greece	100.00%	—	100.00%
National Insurance Brokers S.A.	Greece	—	95.00%	95.00%
Ethniki Insurance (Cyprus) Ltd	Cyprus	—	100.00%	100.00%
Ethniki General Insurance (Cyprus) Ltd	Cyprus	—	100.00%	100.00%
S.C. Garanta Asigurari S.A.	Romania	—	94.96%	94.96%
Audatex Hellas S.A.	Greece	—	70.00%	70.00%
Finans Pension AS	Turkey	—	94.81%	94.81%
Other
Ethniki Kefalaiou S.A.	Greece	100.00%	—	100.00%
NBG Property Services S.A.	Greece	100.00%	—	100.00%
Pronomiouhos S.A. Genikon Apothikon Hellados	Greece	100.00%	—	100.00%
Innovative Ventures S.A. (I-Ven) (under liquidation)	Greece	—	100.00%	100.00%
Astir Palace Vouliagmenis S.A.	Greece	85.35%	—	85.35%
Grand Hotel Summer Palace S.A.	Greece	100.00%	—	100.00%
NBG Training Center S.A.	Greece	100.00%	—	100.00%
Ethnodata S.A.	Greece	100.00%	—	100.00%
KADMOS S.A.	Greece	100.00%	—	100.00%
DIONYSOS S.A.	Greece	99.91%	—	99.91%
EKTENEPOL Construction Company S.A.	Greece	100.00%	—	100.00%
Mortgage, Touristic Protypos S.A.	Greece	100.00%	—	100.00%
Hellenic Touristic Constructions S.A.	Greece	77.76%	—	77.76%
Ethniki Ktimatikis Ekmetalefsis S.A.	Greece	100.00%	—	100.00%
NBG Pangaea Real Estate Investment Company	Greece	100.00%	—	100.00%
NBG International Holdings BV	The Netherlands	100.00%	—	100.00%

(1) VIE in which the Bank is the primary beneficiary